Exhibit 5.1

May 22, 2018

Board of Directors

Tiburon International Trading Corp. Xinkaicun, group 5, Weizigouzhen, Jiutai Changchun, Jilin province, China 130519

Re:      Registration Statement on Form S-1 for Tiburon International Trading Corp. a Nevada corporation (the "Company")

Dear Ladies and Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration of  6,000,000 shares for public sale of the Company's common stock, $.001 par value, to be sold by the existing selling shareholders.

In connection therewith, I have examined and relied upon original, certified, conformed, Photostat or other copies of the following documents:

i.          The Certificate of Incorporation of the Company;

ii.         The Registration Statement and the Exhibits thereto; and

iii.

Such  other  documents  and  matters  of  law,  as  I  have  deemed  necessary  for  the expression of the opinion herein contained.

In  all  such  examinations,  I have  assumed  the  genuineness  of  all  signatures  on  original documents, and the conformity to the originals or certified documents of all copies submitted to me  as  conformed,  Photostat  or  other  copies.  In  passing  upon  certain  corporate  records  and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon. As to the various questions of fact material to this opinion, I have relied, to the extent I deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without verification except where such verification was readily ascertainable.

8275 S. Eastern Ave. Suite 200

Las Vegas, NV 89123

Email: ead@eadlawgroup.com

702-724-2636

Board of Directors

Tiburon

May 22, 2018

Based on the foregoing, I am of the opinion that the 6,000,000 shares to be offered by the selling shareholder dates will when sold be legally issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of Nevada and federal law as in effect on the date of the effectiveness of this registration statement.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to  the  use  of  my  name  under  the  caption  "Interests  of  Named  Experts  and  Counsel"  in  the prospectus comprising part of the Registration Statement.

Sincerely,

EAD LAW GROUP, LLC

Elaine Dowling, Esq.

EAD:Kah